UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report:
May 15, 2006
(Date of earliest event reported)
ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	0-29370	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
363 N. Sam Houston Parkway East
Suite 1200
Houston, Texas 77060
(Address of principal executive offices, including zip code)
(281) 876-0120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant
     On May 15, 2006, the Audit Committee of the Board of Directors voted to appoint Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent auditor for the fiscal year ending December 31, 2006, and dismissed KPMG LLP as the Company’s independent auditor. Ultra is a Yukon corporation and under Yukon law, the dismissal of the Company’s independent auditor and approval of a new independent auditor is subject to shareholder approval. Accordingly, the Audit Committee’s appointment is subject to the receipt of such approval at the 2006 Annual Meeting of Shareholders.
     The audit reports of KPMG LLP (“KPMG”) on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
•	KPMG’s report on the consolidated financial statements of Ultra Petroleum Corp. and subsidiaries as of and for the years ended December 31, 2005 and 2004, contained a separate paragraph referring to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.
     The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over reporting as of December 31, 2005 because of the effect of material weakness on the achievement of objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses have been identified and included in management’s assessment:
•	The Company did not maintain effective company level controls.

•	The Company did not have adequate policies and procedures regarding supervisory review of account reconciliations and account and transaction analyses.

•	The Company did not have adequate policies and procedures to ensure that accurate and reliable interim and annual consolidated financial statements were prepared and reviewed on a timely basis.
     In connection with the audits of the two fiscal years ended December 31, 2004 and 2005 and subsequent interim periods through May 15, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG would have caused them to make reference in connection with their reports to the subject matter of the disagreement.
     In connection with the audits of the years ended December 31, 2004 and 2005 and subsequent interim periods to May 15, 2006, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised the Company of the material weaknesses described above.
     The Audit Committee discussed the subject matter of the material weaknesses with KPMG and the Company has authorized KPMG to respond fully to the inquiries of Ernst & Young concerning the material weaknesses.

     Prior to the selection of Ernst & Young to provide the audit of the Company’s financial statements and the review of interim filings, the Company did not consult Ernst & Young regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-K. Specifically, during the years ended December 31, 2004 and December 31, 2005 and subsequent interim periods through May 15, 2006, we have not consulted with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either competed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event as described in Item 304(a) of Regulation S-K.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Title of Document

16.1	Letter from KPMG to the Securities and Exchange Commission dated May 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORPORATION
June 2, 2006	Name: /s/ Michael D. Watford
Title: Chairman, President and Chief
Executive Officer

Exhibit Index

Exhibit Number	Title of Document

16.1	Letter from KPMG to the Securities and Exchange Commission dated May 31, 2006

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